UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2016

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9740 Scranton Road, San Diego, California92121

(Address of principal executive offices)                                               (Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)Retirement of Named Executive Officer

On June 21, 2016, Robert M. Gans, PriceSmart, Inc.’s Executive Vice President, Secretary, General Counsel and Chief Ethics and Compliance Officer, announced his plans to retire, effective July 14, 2016.  Mr. Gans has been Executive Vice President, General Counsel and Secretary of the Company since August 1997 and Chief Ethics and Compliance Officer since January 2014.  Following his retirement, Mr. Gans plans to work part-time in a transitional role through the end of the year.

Francisco Velasco will take over Mr. Gans’ responsibilities as General Counsel and Secretary of PriceSmart effective July 14, 2016.  Mr. Velasco currently serves as Regional Counsel Latin America for AbbVie Inc., a publicly traded global biopharmaceutical company.  At AbbVie, Mr. Velasco is responsible for its legal affairs in Latin America, managing over a dozen in-house counsel plus supporting staff covering over 20 countries.  Mr. Velasco attended law school in Mexico, has a Masters of Law degree from Georgetown University and has an MBA degree from Duke University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PriceSmart, Inc.

By:/s/ JOHN M. HEFFNER

John M. Heffner

Executive Vice President and Chief Financial Officer

Date:June 22, 2016